UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective August 1, 2012, Kinder Morgan Energy Partners, L.P. (“KMP”) acquired 100% of Tennessee Gas Pipeline Company, L.L.C. ("TGP") and 50% of  El Paso Natural Gas Company ("EPNG") from Kinder Morgan, Inc. ("KMI") for an aggregate consideration of approximately $6.4 billion, including liabilities assumed (referred to herein as the “Acquisition”). KMI is the owner of the general partner of KMP.  Our consideration to KMI consisted of (i) approximately $3.5 billion in cash; (ii) 4,667,575 common units (valued at approximately $0.4 billion based on the $81.52 per unit closing market price of the common units on the New York Stock Exchange on the August 13, 2012 issuance date); and (iii) approximately $2.5 billion in assumed liabilities.  The terms of the Acquisition were approved on behalf of KMI by the independent members of its board of directors and on behalf of KMP by the audit committees and the boards of directors of both Kinder Morgan G.P., Inc. (the "General Partner") and Kinder Morgan Management, LLC ("KMR"), in its capacity as the delegate of the General Partner, following the receipt by the independent directors of KMI and the audit committees of the General Partner and KMR of separate fairness opinions from different independent financial advisors.

Prior to the Acquisition, effective May 25, 2012, KMI acquired all of the outstanding shares of El Paso Corporation (“EP”) for an aggregate consideration of approximately $23 billion.  As a result of this transaction, KMI acquired EP's wholly-owned subsidiaries, TGP and EPNG. KMI accounted for the purchase of EP using the acquisition method of accounting. The acquisition method of accounting requires, among other things, that assets acquired and liabilities assumed be recognized on the balance sheet of the acquiring entity at their fair values as of the acquisition date, with the excess of the purchase price over these combined fair values recorded as goodwill.

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of KMP, TGP and EPNG. These unaudited pro forma condensed combined financial statements reflect KMP's acquisition of 100% of TGP and a 50% equity interest in EPNG, as well as directly related financing transactions. Following the Acquisition, KMP has the ability to control TGP's operating and financial decisions and policies, and will consolidate TGP in its financial statements. KMP will account for its investment in 50% of the equity of EPNG under the equity method of accounting. Because the Acquisition was a sale from a parent to a subsidiary, KMP has reflected the Acquisition as a change in reporting entity and accounted for the transaction as a transfer of assets between entities under common control. Accordingly, the unaudited pro forma condensed combined balance sheet is based on the historical carrying values of TGP's and 50% of EPNG's assets and liabilities on KMI's books. The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2012 reflects 100% of the historical results of operations of TGP and 50% of those of EPNG for the period subsequent to the effective date of KMI's acquisition of EP (the periods labeled “Successor”). For periods presented prior to KMI's acquisition of EP (the full year ended December 31, 2011 and the periods labeled “Predecessor”), the pro forma condensed combined statements of income have been prepared to give effect to the Acquisition as if it had occurred on January 1, 2011.
The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition and the pro forma adjustments are factually supportable. We have reflected those items expected to have a continuing impact on KMP. We believe that the assumptions give the appropriate effect to the expected impact of the events that are directly attributable to the Acquisition. Actual effects of this Acquisition will differ from the pro forma adjustments. In addition, as more fully described in Note 2, the historical KMP data included in the unaudited pro forma condensed combined financial information presents its FTC Natural Gas Pipelines disposal group as current assets held for sale as of June 30, 2012.

KINDER MORGAN ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2012 (In millions)

	Historical
	KMP	TGP	EPNG	(a)	Pro Forma Adjustments	(b)	Pro Forma Combined
ASSETS
Current assets	$1,739	$279	$—		$(15)	(c)	$2,278
					275	(d)
Current assets held for sale	1,938	32					1,970
Total current assets	3,677	311			260		4,248

Property, plant and equipment, net	15,130	3,904					19,034
Investments	2,087	57	1,084		(428)	(e)	3,038
					238	(f)
Goodwill	1,351	3,241					4,592
Deferred charges and other assets	2,169	1,102			8	(g)	2,815
					(464)	(h)
Total Assets	$24,414	$8,615	$1,084		$(386)		$33,727

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$2,481	$253	$—		$(5)	(c)	$4,509
					1,780	(i)

Long-term debt	13,290	2,205			1,250	(j)	16,745
Other long-term liabilities and deferred credits	1,076	901			(843)	(c)	1,134
Total long-term liabilities and deferred credits	14,366	3,106			407		17,879

Total Liabilities	16,847	3,359			2,182		22,388

Partners' Capital
Common units	4,170				381	(k)	4,551
Class B units	24						24
i-units	2,772				727	(l)	3,499
General Partner	282				2,625	(m)	2,907
Members' equity		5,255			(5,255)	(n)	—
Additional paid in capital			1,088		(1,088)	(n)	—
Retained earnings			(4)		4	(n)	—
Accumulated other comprehensive income	207	1					208
Total Kinder Morgan Energy Partners, L.P. Partners' Capital	7,455	5,256	1,084		(2,606)		11,189
Noncontrolling interests	112				38	(o)	150
Total Partners' Capital	7,567	5,256	1,084		(2,568)		11,339
Total Liabilities and Partners' Capital	$24,414	$8,615	$1,084		$(386)		$33,727

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KINDER MORGAN ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2012 (In millions, except per unit amounts)

	Historical
		TGP		EPNG (p)
		Predecessor	Successor	Predecessor	Successor
	KMP	Period from January 1, 2012 to May 24, 2012	Period from KMI Acquisition May 25, 2012 to June 30, 2012	Period from January 1, 2012 to May 24, 2012	Period from KMI Acquisition May 25, 2012 to June 30, 2012	Pro Forma Adjustments		Pro Forma Combined
Operating revenues	$3,700	$414	$99	$—	$—	$—		$4,213
Operating costs and expenses
Gas purchases and other costs of sales	1,204							1,204
Other operating expenses	1,415	386	93			(6)	(q)	1,865
						(23)	(r)
Total operating costs and expenses	2,619	386	93			(29)		3,069
Operating income	1,081	28	6			29		1,144
Other income and (expenses)
Equity in earnings of other equity investments	132	5	1	12	(4)	5	(s)	146
						1	(t)
						(6)	(u)
Interest expense, net	(282)	(50)	(13)			(54)	(v)	(399)
Other, net	16	3	1					20
Total other income and (expenses)	(134)	(42)	(11)	12	(4)	(54)		(233)
Income (loss) from continuing operations before income taxes	947	(14)	(5)	12	(4)	(25)		911
Income tax (expense) benefit	(29)	5	2			(7)	(w)	(29)
Income (loss) from continuing operations	918	(9)	(3)	12	(4)	(32)		882
Income from continuing operations attributable to noncontrolling interests	(14)							(14)
Income (loss) from continuing operations attributable to KMP	$904	$(9)	$(3)	$12	$(4)	$(32)		$868

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KINDER MORGAN ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2012 (continued) (In millions, except per unit amounts)

	Historical
		TGP		EPNG (p)
		Predecessor	Successor	Predecessor	Successor
	KMP	Period from January 1, 2012 to May 24, 2012	Period from KMI Acquisition May 25, 2012 to June 30, 2012	Period from January 1, 2012 to May 24, 2012	Period from KMI Acquisition May 25, 2012 to June 30, 2012	Pro Forma Adjustments		Pro Forma Combined
Calculation of Limited Partners' Interest in Income (Loss) from Continuing Operations
Attributable to KMP
Income from Continuing Operations	$904	$(9)	$(3)	$12	$(4)	$(32)		$868
Less: General Partner's Interest	(657)					(28)	(y)	(685)
Limited Partners' Interest in continuing operations	$247	$(9)	$(3)	$12	$(4)	$(60)		$183

Limited Partners' Income from Continuing Operations per Unit:
Income from Continuing Operations	$0.73							$0.52
Weighted Average Number of Units Used in Computation of Limited Partners' Net Income per Unit	340					15	(z)	355

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KINDER MORGAN ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2011 (In millions, except per unit amounts)

	Historical
	KMP	TGP	EPNG (p)	Pro Forma Adjustments		Pro Forma Combined
Operating revenues	$7,889	$976	$—	$—		$8,865
Operating costs and expenses
Gas purchases and other costs of sales	3,278					3,278
Other operating expenses	3,054	607		(12)	(q)	3,607
				(42)	(r)
Total operating costs and expenses	6,332	607	—	(54)		6,885
Operating income	1,557	369	—	54		1,980
Other income and (expenses)
Equity in earnings of other equity investments	224	14	35	21	(s)	288
				3	(t)
				(9)	(u)
Interest expense, net	(534)	(118)		(112)	(v)	(764)
Other, net	(135)	40				(95)
Total other income and (expenses)	(445)	(64)	35	(97)		(571)
Income (loss) from continuing operations before income taxes	1,112	305	35	(43)		1,409
Income tax (expense) benefit	(45)	(102)		102	(w)	(45)
Income from continuing operations	1,067	203	35	59		1,364
Income from continuing operations attributable to noncontrolling interests	(9)			(3)	(x)	(12)

Income from continuing operations attributable to KMP	$1,058	$203	$35	$56		$1,352

Calculation of Limited Partners' Interest in Income from Continuing Operations
Attributable to KMP
Income from Continuing Operations	$1,058	$203	$35	$56		$1,352
Less: General Partner's Interest	(1,173)			(55)	(y)	(1,228)
Limited Partners' Interest in Income (Loss) from Continuing Operations	$(115)	$203	$35	$1		$124

Limited Partners' Net Income (Loss) per Unit:
Income (Loss) from Continuing Operations	$(0.35)					$0.36

Weighted Average Number of Units Used in Computation of Limited Partners' Net Income per Unit	326			15	(z)	341

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Note 1 - Basis of Pro Forma Presentation

As a result of KMP purchasing TGP and a 50% equity interest in EPNG from KMI, and pursuant to current accounting principles in conformity with the Codification, KMP accounted for this Acquisition as a transfer of net assets between entities under common control. This method of accounting requires the acquirer (KMP) to retrospectively transfer the assets, liabilities, and income of the acquired entities on to its financial statements at the historical values in place for all periods in which common control existed between the aquirer and acquiree. For KMP's acquisition of TGP and 50% of EPNG's equity, the date of common control was the date KMI closed on the acquisition of EP, the parent of TGP and EPNG. Accordingly, the unaudited pro forma condensed combined balance sheet presents the assets and liabilities of TGP and 50% of EPNG's equity at the values they were carried on KMI's balance sheet at June 30, 2012. Additionally, for the six months ended June 30, 2012, the historical results of operations for TGP and EPNG have been bifurcated to present amounts prior to KMI's acquisition of EP (the periods labeled "Predecessor") based on EP's historical basis of accounting for TGP and EPNG, while the amounts subsequent to the closing (the periods labeled “Successor ”) reflect the push-down of KMI's new accounting basis to TGP's and EPNG's financial statements. The unaudited pro forma condensed combined statements of income give effect to the Acquisition as if it had occurred on January 1, 2011.

These Unaudited Pro Forma Statements are presented for illustrative purposes only and are based upon available information and assumptions described below. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of KMP would have been if its acquisition of TGP and 50% of EPNG's equity had in fact occurred on the dates or for the periods indicated, nor do they purport to project the results of operations or financial position of KMP for any future periods or as of any date.
The Unaudited Pro Forma Statements should be read in conjunction with the following documents (i) TGP's Annual Report on Form 10-K for the year ended December 31, 2011; (ii) EPNG's Annual Report on Form 10-K for the year ended December 31, 2011; (iii) KMP's audited consolidated financial statements and other financial information revised to present KMP's FTC Natural Gas Pipelines disposal group as discontinued operations (see Note 2) and included in Exhibit 99.1 to KMP's Current Report on Form 8-K dated May 1, 2012; (iv) KMP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012; and (v) KMI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.
Note 2 - Pending Sale of KMP's FTC Natural Gas Pipelines Disposal Group
As previously announced, in order to receive Federal Trade Commission (“FTC”) approval for the EP acquisition, KMI agreed to sell KMP's FTC Natural Gas Pipelines disposal group within six months of May 24, 2012. The assets included in this disposal group are KMP's (i) Kinder Morgan Interstate Gas Transmission natural gas pipeline system; (ii) Trailblazer natural gas pipeline system; (iii) Casper and Douglas natural gas processing operations; and (iv) 50% equity investment in the Rockies Express natural gas pipeline system. In this report, we refer to this combined group of assets as KMP's FTC Natural Gas Pipelines disposal group. Accordingly, the assets of KMP's FTC Natural Gas Pipelines disposal group have been presented as "Current assets held for sale" in the historical KMP information included on the accompanying unaudited pro forma condensed combined balance sheet. Because the disposal group's combined liabilities were not material to KMP's consolidated balance sheet as of June 30, 2012, the disposal group's liabilities are included within KMP's “Current liabilities.”
Note 3 - Pro Forma Adjustments and Assumptions
Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)	Represents 50% of EPNG's equity which will be accounted for under the equity method.

(b)
As a result of KMP purchasing TGP and a 50% equity interest in EPNG from KMI, and pursuant to current accounting principles in conformity with the Codification, KMP accounted for this Acquisition as a transfer of net assets between entities under common control. We recognized the acquired assets and assumed liabilities at KMI's carrying value. This carrying value includes the effect of applying purchase accounting in conjunction with KMI's acquisition of EP on May 25, 2012. We recognized the difference between our purchase price and the carrying value of the net assets we acquired as an adjustment to our Partners' Capital (specifically, as an adjustment to our General Partner's capital interests as a deemed capital contribution).

The following is the purchase price for TGP and the 50% equity interest in EPNG's equity (in millions):

Purchase Price
Cash	$3,485
Common units issued to KMI (1)	381
Subtotal of cash and units issued as consideration	3,866
Liabilities assumed	2,511
Total purchase price	$6,377

_____

(1)	4,667,575 common units valued at $81.52 per unit on August 13, 2012.

The preliminary allocation of the purchase price is as follows (in millions):

Purchase Price Allocation:
Current assets	$264
Current assets held for sale	32
Investments	951
Goodwill	3,241
Property, plant, and equipment, net	3,904
Deferred charges and other assets	638
Current liabilities	(248)
Long-term debt	(2,205)
Other long-term liabilities and deferred credits	(58)
Subtotal	6,519
Purchase price differential allocated to noncontrolling interests	(28)
Purchase price differential allocated to General Partner	(2,625)
Total purchase price allocated	$3,866

(c)
Represents TGP income tax assets and liabilities that were transferred to KMI. KMI is a taxable entity for federal income tax purposes. The income tax assets and liabilities that were on TGP's balance sheet were the result of KMI applying push down accounting and represented the portion of KMI's income tax balances that resulted from the activities of TGP. KMP is not a taxable entity for federal income tax purposes. As such, these assets and liabilities are not applicable to KMP.

(d)	Represents the net change in cash from the proceeds of the issuance of borrowings and equity, less the cash portion of the consideration paid for the Acquisition.

(e)	Represents an adjustment to KMP's investment in EPNG to remove a note receivable from an affiliate that was outstanding on June 30, 2012 and settled prior to the Acquisition.

(f)
Reflects an adjustment to KMP's investment in EPNG for income tax liabilities that were transferred to KMI. The income tax assets and liabilities on EPNG's balance sheet were the result of EPNG being taxed as a C corporation and consolidated in KMI's income tax return. EPNG converted to a dual member LLC, which is treated as a nontaxable partnership for federal income tax purposes, at the time of the Acquisition.

(g)	Reflects debt issuance costs associated with debt issued to fund the Acquisition.

(h)	Reflects the removal of a note receivable from an affiliate to TGP that was outstanding on June 30, 2012 and settled prior to the Acquisition.

(i)	Represents an adjustment to short-term debt to reflect $1.78 billion in short-term borrowings used to fund a portion of the cash purchase price.

(j)	Represents an adjustment to long-term debt to reflect $1.25 billion in long-term borrowings used to fund a portion of the cash purchase price.

(k)	Represents the issuance of 4.7 million common units to KMI as partial consideration for the Acquisition. These units were issued at their market price of $81.52 per unit on August 13, 2012

(l)
Represents 10.1 million i-units issued to KMR in the third quarter of 2012, at a market price of $73.50 per unit, less commissions and underwriting expenses, to fund a portion of the Acquisition's cash purchase price.

(m)
Reflects an adjustment deemed a capital contribution to the General Partner's capital account to reflect the difference between the consideration given and the historical carrying value of the net assets acquired.

(n)	Reflects the elimination of the historical stockholders' equity balances in the acquired entities.

(o)
Reflects an adjustment for the noncontrolling interest owned by KMI. KMI owns the general partner of KMP's operating subsidiaries and is required to contribute to those subsidiaries an amount equal to 1.01010% of any funds raised by KMP from unit issuances or General Partner contributions.

Unaudited Pro Forma Condensed Combined Income Statement Adjustments

(p)	Earnings of EPNG presented represent 50% of EPNG's earnings as accounted for under the equity method.

(q)
Represents an adjustment to TGP's historical amortization expense associated with the pension and other postretirement benefit plans ("Plans") resulting from the elimination of the Plans' unrecognized actuarial losses and changes in actuarial assumptions that have been historically recorded in "Accumulated other comprehensive income." These pension adjustments are the reflection of actuarial assumptions made by KMI at the time of its acquisition of EP.

(r)
Represents a pro forma adjustment to depreciation expense related to the adjustment of property, plant and equipment for the historical excess purchase costs associated with TGP's acquisition of regulated assets. These regulated assets were adjusted to their estimated regulatory fair value when KMI acquired them on May 25, 2012. These historical excess purchases costs on regulated assets were previously being depreciated over approximately 60 years.

(s)
Represents the removal of income tax expense from KMP's interest in the equity earnings of EPNG. The income tax expenses on EPNG's income statement were the result of EPNG being taxed as a C corporation and consolidated in KMI's income tax return. EPNG converted to a dual member LLC, which is treated as a nontaxable partnership for federal income tax purposes, at the time of the Acquisition.

(t)
Represents an adjustment of KMP's interest in the income of EPNG as the result of a change to pension expense on EPNG. The adjustments to EPNG's pension expense were similar in nature to TGP's pro forma pension adjustments, as discussed in footnote (q) above.

(u)
Represents an adjustment of KMP's interest in the income of EPNG from the removal of interest income from a note receivable from affiliate that was outstanding for the periods presented but settled prior to the Acquisition.

(v)	Adjustment to interest expense, net includes:

	Six Months Ended June 30, 2012	Year Ended December 31, 2011
	(in millions)
Interest on debt issued in this Acquisition (1)	$(44)	$(88)
Amortization of debt issuance costs (2)	(4)	(8)
Interest income from affiliate note receivable (3)	(6)	(16)
Pro Forma adjustments to interest expense	$(54)	$(112)

_______

(1)
Represents incremental interest expense associated with continuing operations on the debt issued in this Acquisition as if that debt was outstanding for the year ended December 31, 2011 and six months ended June 30, 2012. KMP borrowed $3.03 billion prior to the close of the Acquisition consisting of (i) $625 million of 3.45% senior notes due 2023 (ii) $625 million of 5.00% senior notes due 2042 and (iii) $1.78 billion of borrowings under a term loan credit facility which will bear interest at LIBOR plus a spread that varies depending on KMP's credit rating. For purposes of this unaudited pro forma condensed financial information, it was assumed that the incremental $1.78 billion of borrowings under a term loan credit facility would have an average annual interest cost of 2.0%. A change of 0.125% in the effective interest rate on the incremental debt would cause a change in annual interest expense of $2 million.

(2)	Represents amortization of debt issuance costs on the debt issued in this Acquisition over the lives of the three debt facilities.

(3)	Represents the removal of interest income that resulted from a note receivable from affiliate to TGP that was outstanding for the periods presented but settled prior to the Acquisition.

(w)
Represents removal of TGP's income tax expense. KMI is a taxable entity for federal income tax purposes. The income tax expenses that were on TGP's income statement were the result of KMI applying push down accounting and represented the portion KMI's income tax expense that resulted from the activities of TGP. KMP is not a taxable entity for federal income tax purposes. As such, these expenses are not applicable to KMP.

(x)	Reflects allocation of net income to KMP's noncontrolling interests related to the pro forma adjustments.

(y)
Reflects the General Partner's interest in incremental pro forma earnings of the combined entity. The incremental pro forma earnings attributable to the General Partner reflect the additional incentive distribution it would have received if the common units and i-units issued to partially fund the Acquisition had been issued on January 1, 2011 plus one percent of the incremental pro forma earnings that remained after being reduced by the incentive distribution.

(z)
Limited partner units used in the pro forma calculation for the year ended December 31, 2011 and the six months ended June 30, 2012 reflect the historical weighted average units outstanding adjusted for the issuances which are considered related to the Acquisition, specifically the issuance of 10,120,000 i-Units to KMR to partially fund a portion of the cash purchase price and the 4,667,575 common units issued to KMI as partial consideration for the Acquisition.